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                                                                EXHIBIT 10(b)

                             AMENDED AND RESTATED

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                               FOR EXECUTIVES OF

                      KOGER EQUITY, INC. AND PARTICIPATING

                                RELATED ENTITIES


ARTICLE  1.  INTRODUCTION
1.1 Purpose of Plan. The purpose of the Plan is to facilitate the retirement of select key executive employees by supplementing their benefits under the Koger 401(k) Plan.
1.2 Status. The Plan is intended to be a plan that is unfunded and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (ERISA), and shall be interpreted and administered accordingly.

ARTICLE 2.   DEFINITIONS
Unless otherwise defined, any word, phrase or term used in this Plan has the meaning given to it in the Basic Plan. However, the following terms have the following meanings unless a different meaning is clearly required by the context:
2.1 "Base Pay" means a Participant's average monthly base salary during his final thirty-six calendar months as an Employee, multiplied by 12.
2.2 "Basic Plan" means the Koger 401(k) Plan, as amended and in effect from time to time. Reference to any provision of the Basic Plan includes reference to any comparable or successor provisions of the Basic Plan, as amended from time to time.
2.3 "Basic Plan Benefit" means the value of the Participant's account in the Basic Plan attributable to all Company Profit-Sharing Contributions. If, at the time of determination of a Participant's benefit under this Plan, there have been previous withdrawals or other distributions from such account, then, for purposes of determining the benefit offsets described in Sections 5.1(a)(ii), 5.2(a)(ii) and 5.3(a)(ii), such Participant's Basic Plan Benefit shall instead be equal to the greater of (i) the value of the account at the time of determination or (ii) the last known market value of the account prior to such withdrawals or other distributions.
2.4      "Board" means the Board of Directors of the Company.



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2.5      "Cause" means conviction of a felony, gross neglect of duties, willful misconduct or willful failure of the Participant to perform duties pursuant to direction given by the Board. The Participant shall not be deemed to have been terminated for Cause until the later to occur of (i) the 30th day after notice of termination is given and (ii) the delivery to the Participant of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting held for that purpose (after reasonable notice to the Participant), and at which the Participant together with his or her counsel was given an opportunity to be heard, finding that the Participant was guilty of conduct described above in this definition and specifying the particulars thereof in detail.
2.6      "Change of Control" is defined in Schedule A.
2.7 "Committee" means the Compensation Committee of the Board or such other person or persons designated to administer the Plan in accordance with
Article 7.
2.8      "Company" means Koger Equity, Inc.
2.9 "Disability" has the meaning given it in the Company's long-term disability plan. A Participant's employment shall be deemed terminated for Disability when the Participant is entitled to receive long-term disability compensation under such plan.
2.10     "Effective Date" means June 28, 1995.
2.11     "Employee" means an individual employed by the Company or a Related
Entity.
2.12 "Normal Retirement Date" means the first day of the month coincident with or next following the later of (i) the date the Participant attains age 65 and (ii) the date the Participant satisfies the vesting requirements of Section of 3.2.
2.13 "Participant".12 Participant means any executive Employee selected to participate in the Plan in accordance with Section 3.1.
2.14 "Plan".13 Plan means this Supplemental Executive Retirement Plan for Executives of Koger Equity, Inc. and Participating Related Entities as set forth herein and in all subsequent amendments hereto.
2.15 "Related Entity" means Koger Realty Services, Inc. or any subsidiary of the Company. "Participating Related Entity" means Koger Realty Services,
Inc. and any other Related Entity designated by the Board to become a party to the Plan.
2.16      "Social Security Benefit" means the annual amount of Old Age
Insurance Benefit payable to the Participant commencing at Normal Retirement Date, as calculated at the time of his or her retirement or as calculated at such earlier time as he or she ceases to be an Employee under the provisions of the Social Security Act then in effect and, in the case of a Participant whose benefits commence on or after June 21, 1996, determined without regard to any reduction of such Benefit on account of "excess earnings." In the case of a Participant who, for any reason, ceases to be an Employee prior to his or her Normal Retirement Date, the Social Security Benefit shall be determined by assuming that his or her compensation will continue until Normal Retirement
Date at the then current base salary rate.
2.17 "Years of Service" means Years of Service as defined in the Basic Plan for purposes of vesting and includes for purposes of this Plan service with a Related Entity and service with Koger Properties, Inc., The Koger Company or their respective subsidiaries.



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ARTICLE  3.  PARTICIPATION AND VESTING
3.1 Selection of Participants. The Committee will select from time to time those executive Employees who will be Participants in the Plan. The executives set forth in the attached Schedules B, C and E have or will become Participants on the Effective Date or on such subsequent dates as may be set forth opposite their names on such Schedules. If and when additional Participants are named by the Committee, they will be added to the appropriate Schedule and will become Participants at that time.
3.2      Vesting.
(a) Except as provided in paragraph (b) and in Section 6, a Participant will be vested under this Plan only if he or she satisfies the following requirements:
                  (i) If the Participant becomes a Participant prior to attaining age 60, he or she must remain an Employee for at least five full years from the date he or she became a Participant.
                  (ii) If the Participant becomes a Participant after attaining age 60 but before age 63, he or she must remain an Employee until age 65.
                  (iii) If the Participant becomes a Participant after attaining age 63, he or she must remain an Employee for at least two years from the date he or she became a Participant.
A Participant who does not satisfy the requirements of this Section 3.2 will forfeit all rights under the Plan, except as otherwise provided in the case of a "Qualified Termination." Notwithstanding any other provision of the Plan to the contrary, under no circumstance shall a Participant at any time be more than 100% vested in his or her benefits under the Plan.
         (b) A Participant who ceases to be an Employee because of death or Disability before satisfying the requirements of paragraph (a) shall become vested immediately and entitled to receive benefits subject to the other provisions of the Plan.

ARTICLE  4.  SOURCE OF BENEFIT PAYMENTS
4.1 Obligations of Company and Participating Related Entities. The Company and Participating Related Entities will establish on their books liabilities for obligations to pay benefits under the Plan. With respect to all benefits payable under the Plan, each Participant (or other person entitled to receive benefits with respect to a Participant) will be an unsecured general creditor of the Company and of any Participating Related Entity by which the Participant has been employed. Payments with respect to a Participant who has been an employee of a Participating Related Entity will be allocated between the Company and such Participating Related Entity in accordance with Section 4.2. However, all the initial Participants who are employed by the initial Participating Related Entity, Koger Realty Services, Inc., have also provided substantial past services as employees of the Company, and the Plan has been established in recognition of such past services as well as future services. Therefore, all obligations under the Plan to such initial Participants are joint and several liabilities of the Company and Koger Realty Services, Inc.



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4.2       Allocation of Payments. Payments under the Plan with respect to a
Participant who has been an employee of a Participating Related Entity will be allocated as follows: Each Participating Related Entity will pay that percentage share of the total payments to the Participant under the Plan that is equal to the total base salary payments made by the Participating Related Entity to the Participant during his or her final thirty-six months as an Employee divided by the combined total base salary payments made to the Participant by the Company and all Participating Related Entities during such thirty-six months; the remainder of the payments will be made by the Company.
4.3 No Funding Required.3 No Funding Required. Nothing in the Plan will be construed to obligate the Company or a Related Entity to fund the Plan. However, the Company may establish a trust of which it is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Internal Revenue Code of 1986, as amended (a "rabbi trust"). In the event of a Change of Control, or in the event that an ad hoc committee of three non-employee and independent members of the Board determines that a Change of Control is imminent, the Company shall establish such a rabbi trust, the trustee or trustees of which shall be chosen by the Schedule B and Schedule E Participants. The Company and, as appropriate, Participating Related Entities shall at that time deposit with the trustee of the trust either cash or a letter of credit sufficient to satisfy the accrued benefits provided under the Plan, as determined by an actuary who is a Member of the American Academy of Actuaries and is an Enrolled Actuary under ERISA.
 4.4 No Claim to Specific Assets. Nothing in the Plan will be construed to give any individual rights to any specific assets of the Company, or any other person or entity.

ARTICLE  5.  RETIREMENT BENEFITS
5.1      Schedule B Participants.
(a) Subject to Section 5.4, the annual benefit payable under the Plan to a Participant listed on Schedule B (a "Schedule B Participant") will be (i) minus
(ii) minus (iii), where
                  (i)      is 50% of the Participant's Base Pay;
                           (ii) is the annual benefit payable commencing at Normal Retirement Date in the form of a 50% joint and survivor annuity (with the Participant's spouse as contingent annuitant) that is the actuarial equivalent of the Participant's Basic Plan Benefit (using the actuarial assumptions set forth in Schedule D as that Schedule may from time to time be amended by the Board or the Committee) (If the Participant has no currently living spouse at the time the actuarial equivalent of the Participant's Basic Plan Benefit is determined, the Participant shall be assumed to have a spouse five years younger than the Participant.); and
(iii)    is 50% of the Participant's Social Security Benefit.
(b) Subject to Section 5.4, the Schedule B Participant's annual benefit will commence at his or her Normal Retirement Date (or such later date on which the Participant actually retires) and continue for his or her lifetime. If the Participant dies leaving a surviving spouse, an annual benefit equal to 50% of the Participant's annual benefit will thereafter be paid to the surviving spouse for the lifetime of the surviving spouse.



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(c)      A Schedule B Participant and his or her spouse will be entitled for the remainder of their respective lives to receive medical insurance coverage equivalent to that provided to the then current senior executive officers of the Company as such coverage may be changed from time to time, with any contribution required of the recipient to be no greater than that contribution required for coverage from the then current senior executive officers. If at any time the Company ceases to provide its senior executive officers with medical insurance coverage or if the Company is unable to continue to include the Schedule B Participants on its medical insurance coverage, the Company shall provide to each Schedule B Participant the same or substantially equivalent medical insurance, or if less expensive to the Company than the cost of providing such coverage, pay to the Participant $10,000 per year for the remainder of the Participant's and his or her spouse's lives, such amount to be reduced to $5,000 upon the death of either the Schedule B Participant or his or her spouse.
5.2      Schedule C Participants.
(a) Subject to paragraph (c) and Section 5.4, the annual benefit payable under the Plan to a Participant listed on Schedule C (a "Schedule C Participant") will be (i) minus (ii) minus (iii), where
         (i)      is 50% of the Participant's Base Pay;
         (ii) is the annual benefit payable commencing at Normal Retirement Date in the form of a 15-year term certain that is the actuarial equivalent of the Participant's Basic Plan Benefit (using the actuarial assumptions set forth in Schedule D as that Schedule may from time to time be amended by the Board or the Committee); and
          (iii)   is 50% of the Participant's Social Security Benefit.
(b)      Subject to Section 5.4, the Schedule C
Participant's annual benefit will commence at his or her Normal Retirement Date (or such later date on which the Participant actually retires) and continue for 15 years. If the Participant dies before all payments have been made, the remaining payments will be made to the Participant's Beneficiary.
(c) The annual benefit payable to a Schedule C Participant (or his or her Beneficiary) if the Participant has less than 20 Years of Service upon the commencement of benefits shall be the annual benefit calculated in accordance with paragraph (a) multiplied by a fraction the numerator of which is his or her Years of Service and the denominator of which is 20.
     5.3 Schedule E Participants.
     (a) Subject to paragraph (d) and Section 5.4, the annual benefit payable under the Plan to a Participant listed on Schedule E (a "Schedule E Participant") will be (i) minus (ii) minus (iii) where
         (i)      is 35% of the Participant's Base Pay;
         (ii) is the annual benefit payable commencing at Normal Retirement Date in the form of a 50% joint and survivor annuity (with the Participant's spouse as contingent annuitant) that is the actuarial equivalent of the Participant's Basic Plan Benefit (using the actuarial assumptions set forth in Schedule D as that Schedule may from time to time be amended by the Board or the Committee). (If the Participant has



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                           no currently living spouse at the time the actuarial
                           equivalent of the Participant's Basic Plan Benefit is determined, the Participant shall be assumed to have a spouse five years younger than the Participant.); and
                  (iii) is 50% of the Participant's annual Social Security Benefit.
         (b) Subject to Section 5.4, the Schedule E Participant's annual benefit will commence at his or her Normal Retirement Date (or such later date on which the Participant actually retires) and continue for his or her lifetime. If the Participant dies leaving a surviving spouse, an annual benefit equal to 50% of the Participant's annual benefit will be paid to his or her surviving spouse for the lifetime of the surviving spouse.
         (c) A Schedule E Participant and his or her surviving spouse will be entitled to medical insurance coverage to the same extent as a Schedule B Participant under the terms of Section 5.1(c).
         (d) The annual benefit payable to a Schedule E Participant (or his or her surviving spouse) who has fewer that five Years of Service shall be the annual benefit calculated in accordance with paragraph (a) multiplied by a fraction the numerator of which is his or her Years of Service and the denominator of which is five.

         5.4 Company Approved Early Retirement, Disability Retirement, or Pre-Retirement Death. A vested Participant who ceases to be an Employee before Normal Retirement Date because of retirement with the consent of the Company or because of Disability or because of Pre-Retirement Death may thereafter elect (or his or her spouse or Beneficiary, as applicable, may elect) to have his or her annual benefit under the Plan commence any time after the Participant attains (or would have attained) age 62 (but not later than the Participant's Normal Retirement Date). If an election is made under this Section 5.4 (whether by the Participant, a surviving spouse or a Beneficiary) to have an annual benefit commence prior to the Participant's Normal Retirement Date, such benefit will be reduced actuarially in accordance with Schedule D, as that Schedule may from time to time be amended by the Board or the Committee. In the case of a Schedule C Participant or the Beneficiary of a Schedule C Participant, this reduction is in addition to any reduction required by Section 5.2(c). In the case of a Schedule B or E Participant dying before commencement of benefits, the Participant's surviving spouse will receive the annual spousal benefit described in Section 5.1(b) or 5.3(b), as applicable. Such surviving spouse may elect to have the benefit commence at any time thereafter, but not earlier than the date the Participant would have attained age 62 and not later than the Participant's Normal Retirement Date. In the case of a Schedule C Participant dying before commencement of benefits, the Participant's Beneficiary may elect to have the benefit described in Section 5.2(b) commence at any time thereafter, but not earlier than the date the Participant would have attained age 62 and not later than the Participant's Normal Retirement Date.

5.5 Other Termination of Employment Prior to Retirement. In general, the annual benefit payable with respect to a vested Participant who ceases to be an Employee for any reason other than retirement with consent of the Company, Disability retirement, or Pre-Retirement Death will commence on the Participant's Normal Retirement Date. However, the Committee may, in its sole discretion, cause the present value of such benefit to be paid to the Participant in

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a single lump sum payment at the time of termination of employment. For this purpose, the actuarial assumptions in Schedule D shall be applied.

ARTICLE  6.  SEVERANCE BENEFITS
6.1 Schedule B Participants. In the event of a "Qualified Termination," a Schedule B Participant shall, notwithstanding any other provision of the Plan, immediately become fully vested in his or her retirement benefits as described in Section 5.1, and payment of such benefits shall commence immediately without reduction under Section 5.4.
         6.2 Schedule C Participants. In the event of a "Qualified Termination," a Schedule C Participant shall, notwithstanding any other provision of the Plan, choose either to
                  (a) continue to receive his or her base salary, as in effect on the date of the Change of
Control, for a period of 18 months, or at the Participant's option, his or her vested benefits under this Plan, subject to the provisions of the Plan, including the vesting requirements of Article 3 and the reduction requirements of Sections 5.2 (c) and 5.4; or
                  (b) (i) immediately become fully vested in his or her retirement benefits as described in Section 5.2, (ii) receive one year of annual base salary, in a lump sum payment, and
                  (iii) continue to be provided all medical and other insurance benefits which are incident to employment with the Company for one year following termination.
         6.3 Schedule E Participants. In the event of either (a) a "Qualified Termination" of a Schedule E Participant, or (b) the termination of a Schedule E Participant's employment following the expiration of the original term of the Participant's employment agreement with the Company and as a result of a decision by the Company not to extend such employment agreement, (i) the Participant will, notwithstanding any other provision of the Plan, immediately become fully vested in his or her retirement benefits under Section 5.3, and
(ii) such benefits will be calculated without any reduction for fewer than five Years of Service that might otherwise be required under Section 5.3(d).
6.4 "Qualified Termination." Qualified Termination means termination of the Participant's status as an Employee within a period of 24 months following a Change of Control (a) by the Company other than for Cause,or (b) by the Participant for any of the following reasons:
         (i) assignment to the Participant of any duties inconsistent with his or her positions, duties, responsibilities, reporting requirements, or status with the Company or a Related Entity immediately prior to the Change of Control; a substantive diminution in the Participant's titles or offices as in effect immediately prior to the Change of Control; or any removal of the Participant from or any failure to reelect him or her to such positions; or
         (ii) reduction in the Participant's total cash compensation opportunities, including base salary, cash incentive compensation opportunities and contributions to retirement plans, for any fiscal year to less than 100 percent of the total amounts paid to or on behalf of the Participant in the completed fiscal year of the Company last ended prior to the Change of Control, except for any such reduction of compensation or



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         benefits that is made as part of a reduction of compensation or benefits implemented by the Board for all salaried employees; and provided that a reduction in actual cash incentive compensation paid to a Participant shall not by itself constitute a Qualified Termination; or
         (iii) material reduction in the health, disability or life insurance benefits that the Company or a Related Company is providing to the Participant at the time of the Change of Control, except for any such reduction of benefits that is made as part of a reduction of benefits implemented by the Board for all salaried employees; or
         (iv) relocation of the Participant's principal business office more than 75 miles from the place where he or she was located immediately prior to the Change of Control.

ARTICLE 7.  GROSSUPS
         7.1 Parachute Tax. In the event that it is determined that any payment or benefit provided by the Company to or for the benefit of a Participant, under this Plan, under any other plan, award, arrangement or agreement, or otherwise, will be subject to the excise tax imposed by section 4999 of the Internal Revenue Code or any successor provision ("section 4999"), the Company will, prior to the date on which any amount of the excise tax must be paid or withheld, make an additional lump-sum payment (the "gross-up payment") to the Participant. The gross-up payment will be sufficient, after giving effect to all federal, state and other taxes and charges (including interest and penalties, if any) with respect to the gross-up payment, to make the Participant whole for all taxes (including withholding taxes) and any associated interest and penalties, imposed under or as a result of section 4999. Determinations under this Section 7.1 will be made by the Company's independent auditors unless the Participant has reasonable objections to the use of that firm, in which case the determinations will be made by a comparable firm chosen by the Participant after consultation with the Company (the firm making the determinations to be referred to as the "Firm"). The determinations of the Firm will be binding upon the Company and the Participant except as the determinations are established in resolution (including by settlement) of a controversy with the Internal Revenue Service to have been incorrect. All fees and expenses of the Firm will be paid by the Company. If the Internal Revenue Service asserts a claim that, if successful, would require the Company to make a gross-up payment or an additional gross-up payment, the Company and the Participant will cooperate fully in resolving the controversy with the Internal Revenue Service. The Company will make or advance such gross-up payments as are necessary to prevent the Participant from having to bear the cost of payments made to the Internal Revenue Service in the course of, or as a result of, the controversy. The Firm will determine the amount of such gross-up payments or advances and will determine after resolution of the controversy whether any advances must be returned by the Participant to the Company. The Company will bear all expenses of the controversy and will gross the Participant up for any additional taxes that may be imposed upon the Participant as a result of its payment of such expenses.
         7.2 FICA. The Company will pay to or for the benefit of the Participant a "gross-



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up payment" that is sufficient, after giving effect to all federal, state and other taxes and charges (including interest and penalties, if any) with respect to the gross-up payment, to make the Participant whole for the FICA obligation due with respect to the SERP benefits. In determining this payment, the actuarial present value of the SERP benefit for each Participant will be determined based in the actuarial assumption in Schedule D and will be treated as though it were the first amount of compensation subject to the FICA taxes in that year, even though the benefit may actually not have begun to be paid until later that year.

ARTICLE 8.  ADMINISTRATION
8.1 In General. The Plan will be administered by the Committee. The Committee will have full discretionary authority to interpret the provisions of the Plan and decide all questions and settle all disputes that may arise in connection with the Plan. The Committee may establish its own operative and administrative rules and procedures in connection with the Plan, provided such procedures are consistent with the requirements of Section 503 of ERISA and the regulations thereunder. All interpretations, decisions and determinations made by the Committee will be binding on all persons concerned.
The Committee in its sole discretion may delegate certain of its duties and responsibilities to an appropriate Employee or Employees. For purposes of the Plan, any action taken by the delegate Employee pursuant to such delegation will be considered to have been taken by the Committee. The Company agrees to indemnify and to defend to the fullest possible extent permitted by law any member of the Committee and any delegate of the Committee (including any person who formerly served as a member of the Committee or delegate) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.
8.2      Claims Procedure. Any person claiming a benefit under the Plan
(a "Claimant") shall present the claim, in writing, to the Committee. Within 90 days after receiving the claim, the Committee shall give a written response. If the claim is denied, the response shall state (a) reasons for the denial, with references to the Plan provisions on which the denial is based; (b) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and (c) an explanation of the claims review procedure. Any claim not granted or denied within the 90-day period shall be deemed to have been denied.
         Any Claimant whose claim is denied may, within sixty (60) days after receipt of notice of the denial, or after the date of the deemed denial, request a review by written notice to the Committee which shall review the claim and may, but is not required to, grant the Claimant a hearing. In the review process, the Claimant may have representation, examine pertinent documents, and submit issues and comments in writing.
         The Committee shall give the Claimant a written decision within sixty
(60) days after receipt of the request for review, stating the reasons for the decision and giving references to the Plan provisions on which decision is based. If the decision on review is not communicated to the Claimant within the sixty (60) day period, the claim shall be deemed to have been denied upon review.



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ARTICLE 9.  AMENDMENT OR TERMINATION OF PLAN
The Company hopes and expects to continue the Plan in effect, but the Board necessarily reserves the right to amend the Plan at any time, and from time to time, or to terminate the Plan, provided that such amendment or termination shall not materially adversely affect any accrued right or benefit of a Participant. Any amendment or termination shall be stated in an instrument in writing and signed by a duly authorized representative of the Board.

ARTICLE 10.  MISCELLANEOUS
10.1 No Assignment or Alienation. None of the benefits, payments, proceeds or claims of any person under this Plan shall be subject to any claim of any creditor of the person or to attachment or garnishment or other legal process by any such creditor; nor shall any person have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits, payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.
10.2 Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the payment of any benefits will be construed as giving any individual any legal or equitable right against the Company, a Related Entity, or the Committee except for those rights explicitly provided for in the Plan.
10.3 Payment for the Benefit of an Incapacitated Individual. If the payments due to a Participant under the Basic Plan must be paid to another individual because of a Participant's incapacity, benefits that would otherwise be payable to the Participant under the Plan will be paid to the Participant's legal representative.
10.4 Governing Law. The Plan will be construed, administered, and governed under the laws of the State of Florida,to the extent not preempted by federal law.
10.5 Severability. If any provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective. IN WITNESS WHEREOF, the Company and Participating Related Entities have caused this Amended and Restated Plan to be executed by their duly authorized officers this 20th day of May, 1999.

                                     KOGER EQUITY, INC.
                                     By: Victor A. Hughes, Jr.
                                         ----------------------
                                     KOGER REALTY SERVICES, INC.
                                     By: Victor A. Hughes, Jr.
                                         ----------------------



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                                   SCHEDULE A


"Change of Control" means the occurrence of any of the following events:

         (1) any Person becomes the owner, directly or indirectly, of more than 25% of the Company's Common Stock; or

                  (2)individuals who, on the Effective Date, constitute the Board of Directors of the Company (the "Continuing Directors") cease for any reason to constitute at least 75% of such Board (a "Board Change"); provided, however, that an individual becoming a director after the Effective Date whose election or nomination for election by the Company's shareholders, was approved by a vote of at least 75% of the Continuing Directors will be treated for this purpose as a Continuing Director, but excluding from treatment as a Continuing Director any such individual whose initial assumption of office occurs as a result of (i) either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities and Exchange Act of 1934 (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) any acquisition, merger, reorganization, consolidation or other transaction to which the Company is a party and which contemplates a Board Change; or

                  (3)there is executed an agreement of acquisition, merger, reorganization, consolidation or other transaction which contemplates either (i) that all or substantially all of the business and/or assets of the Company will be owned or controlled by a Person or Persons other than the Persons owning or controlling such business and assets on the Effective Date or (ii) that a Board Change will occur, provided, however, that if such agreement requires, as a condition precedent, approval by the Company's shareholders, a Change of Control will not be deemed to have occurred until such approval has been obtained.

For purposes of this definition the following terms have the meanings set forth below:

"Common Stock" means the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock that such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise; provided, however, that the term Common Stock will not include shares of preferred stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company expressly so determines in any future transaction.

A Person will be deemed to be the "owner" of any Common Stock of which the Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

"Person" will have the meaning used in Section 13(d) of the Exchange Act, except that "Person" will not include (i) the Participant, a Participant Related Party, or any group of which the Participant or Participant Related Party is a member, (ii) the Company or a wholly owned subsidiary of the Company or (iii) an employee benefit plan (or related trust) of the Company or of a wholly owned subsidiary.

A "Participant Related Party" will mean any affiliate or associate of the Participant in question other than the Company or a subsidiary of the Company. The terms "affiliate" and "associate" will have the meanings ascribed in Rule 12b-2 under the Exchange Act; the term "registrant" in the definition of "associate" means, in this case, the Company.

                                   SCHEDULE B


         Participants               Participant's Effective Date
         ------------               ----------------------------

Irvin H. Davis                      6/28/95

Victor A. Hughes, Jr.               6/28/95

James C. Teagle                     6/28/95 as a Schedule C Participant,
                                    moved to Schedule B effective 6/21/96

                                     SCHEDULE C


         Participants               Participant's Effective Date
         ------------               ----------------------------

Michael F. Beale                    6/28/95
Robert N. Bridger                   6/28/95
Philip J. Bruce                     6/28/95
Bradford A. Chaffin                 6/28/95
Wade L. Hampton                     6/28/95
Bryan F. Howell                     6/28/95
W. Lawrence Jenkins                 6/28/95
J. Velma Keen                       6/28/95
Luther W. Kiger                     6/28/95
Kenneth D. Lund                     6/21/96
Thomas C. McGeachy                  2/18/99
James L. Stephens                   6/28/95
James W. Walker                     6/28/95

                                   SCHEDULE D

Actuarial Assumptions:

Mortality:        Pre-retirement   -   none
                  Post-retirement  -  GA83 50/50 Blend
Interest:         7.50%


Early Retirement Reduction Factors:

                               Schedule B & E                Schedule C
Age at Retirement              Reduction Factors             Reduction Factors
-----------------              -----------------------------------------------
62                             0.7361                        0.8050
63                             0.8136                        0.8653
64                             0.9010                        0.9302
65                             1.0000                        1.0000

                                   SCHEDULE E


Participant                       Participant's Effective Date
-----------                       ----------------------------
David B. Hiley                               4/1/98



                                       1